EXHIBIT 32
Certification pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code
     In connection with the Quarterly Report of Digene Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned Daryl J. Faulkner and Joseph P. Slattery, being respectively the Chief Executive Officer, and the Chief Financial Officer, of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 2, 2007

/s/ Daryl J. Faulkner
Daryl J. Faulkner
Chief Executive Officer

/s/ Joseph P. Slattery
Joseph P. Slattery
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.